Exhibit 4.54

SUPPLEMENT NO. 4 TO THE
SECURITY AGREEMENT (ABL)

SUPPLEMENT NO. 4 dated as of March 30, 2010, to the Security Agreement dated as of July 6, 2007, as previously supplemented (the “Security Agreement”), among Dollar General Corporation, a Tennessee corporation (the “Parent Borrower”), each subsidiary of the Parent Borrower party to the Credit Agreement (as defined below) (each such subsidiary, a “Subsidiary Borrower” together with the Parent Borrower, the “Borrowers”) and each subsidiary of the Parent Borrower that became a party thereto pursuant to Section 8.13 of the Security Agreement) (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, the Subsidiary Borrowers and the Parent Borrower are referred to collectively herein as the “Grantors”), and Wells Fargo Retail Finance, LLC as successor in interest to The CIT Group/Business Credit, Inc. (“CIT”), as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A.            Reference is made to that certain ABL Credit Agreement, dated as of July 6, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Parent Borrower, the Subsidiary Borrowers, the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Wells Fargo Retail Finance, LLC as successor in interest to The CIT Group/Business Credit, Inc., as Administrative Agent and Collateral Agent.

B.             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.             The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer,  and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrowers and the Letter of Credit Issuer to issue Letters of Credit under the Credit Agreement and to induce one or more Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Borrowers and/or their respective Subsidiaries.

D.            Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Parent Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor or Subsidiary Borrower under the Security Agreement in order to induce the Lenders to make additional Loans and the Letter of Credit Issuer to issue Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.           In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.           Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3.           This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Parent Borrower.  This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.           Such New Grantor hereby represents and warrants that set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor.

SECTION 5.           Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.          THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.           Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.           All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 13.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

DG STRATEGIC IV, LLC

By:	Dollar General Corporation, Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

DG STRATEGIC V, LLC

By:	Dollar General Corporation, Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

DG STRATEGIC VI, LLC

By:	Dollar General Corporation, Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

DG STRATEGIC VII, LLC

By:	Dollar General Corporation, Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

DG STRATEGIC VIII, LLC

By:	Dollar General Corporation, Sole Member

	By:	/s/ Wade Smith
Wade Smith, Treasurer

WELLS FARGO RETAIL FINANCE, LLC, as Collateral Agent

By:	/s/ Jason B. Searle
	Name:	Jason B. Searle
	Title:	Vice President

SCHEDULE I
TO SUPPLEMENT NO. 4 TO THE
SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

DG Strategic IV, LLC	Tennessee	Single-member, Member-managed Limited Liability Company	FEIN: 27-2199414 State ID No. 627446
DG Strategic V, LLC	Tennessee	Single-member, Member-managed Limited Liability Company	FEIN: 27-2199279 State ID No. 627452
DG Strategic VI, LLC	Tennessee	Single-member, Member-managed Limited Liability Company	FEIN: 27-2199673 State ID No. 627448
DG Strategic VII, LLC	Tennessee	Single-member, Member-managed Limited Liability Company	FEIN: 27-2199597 State ID No. 627450
DG Strategic VIII, LLC	Tennessee	Single-member, Member-managed Limited Liability Company	FEIN: 27-2199514 State ID No. 627454